Exhibit 99.1

MANAGEMENT AGREEMENT

This agreement by and between Comprehensive Consulting, Inc. hereinafter referred to as “Manager”, a Texas corporation having its principal place of business at 2502 Gravel Drive, Fort Worth, Texas 76118, and Centers for Long Term Care, Inc. hereinafter referred to as “Owner”, a Nevada corporation having its principal place of business at 7610 N. Stemmons Frwy., Suite 500, Dallas, Texas 75247.

WITNESSETH:

WHEREAS, Owner manages or leases certain licensed Nursing Facilities, hereinafter referred to as “Facilities”, more fully described and identified on Exhibit “A”, attached hereto; and

WHEREAS, Owner desires to employ Manager, by this agreement, to provide Management Services to operate the Facilities; and

NOW THEREFORE, in consideration of their mutual covenants herein contained, Owner hereby employs Manager to perform the duties and to provide the services hereinafter described as Manager does hereby accept such employment on the terms and conditions hereinafter set forth.

SECTION ONE

1.1 General Management. Owner engages Manager to manage, supervise and operate each Facility with the objective of providing necessary care to patients of each Facility as required by all state and federal rules and regulations applicable thereto. Manager assumes and agrees to discharge all responsibilities in connection with properly operating and maintaining each Facility in accordance with such regulations and standards required of a licensed nursing facility and in accordance with the terms and conditions of this Agreement. Subject to the terms and conditions herein, Manager is hereby given general authority to supervise and manage the day-to-day operation of the Facility and to perform the duties hereinafter set out.

1.2. Provider Agreements, Certifications and Licenses. Owner shall be the owner and holder of all Licenses, Accreditation Certificates and Contracts which Owner has or has been able to obtain hereafter, and shall be the “Provider” within the meaning of all third party contracts and/or payments for services provided by the operation of the Facility. Manager shall perform the duties herein required to be performed by it as an Independent Contractor of Owner.

1.3 Finances. Manager shall supervise the financial affairs of the Facilities, and establish and supervise the implementation of operating budgets, and establish and administer financial controls over the operations of each Facility, including, but not limited to the development and establishment of financial standards and norms by which income, costs and operations of each Facility may be evaluated.

1.4 Administration. Manager shall supervise the performance of all such administrative functions as may be necessary in the management of each Facility and act as agent for Owner in the disbursing or collecting the funds of each Facility, in paying the debts and fulfilling the obligations of each Facility, including all duties and responsibilities set forth within the Lease Agreements by and between Owner, its subsidiaries and LTC Properties, Inc. and its subsidiaries (See Exhibit “B”) and obtaining patients for each Facility.

SECTION TWO

MANAGEMENT SERVICES

Without limiting the generality of the foregoing, Management Services to be provided by Manager shall include the following specific duties:

2.1 Inventory. Preparation of specification of quality and quantity of supplies including, but not limited to foodstuffs, supplies, materials, appliances, tools and equipment necessary for the commencement and continuation of operations;

2.2 Certifications and Licenses. Assistance in obtaining and/or maintaining appropriate Licenses, Certifications and Permits for the operation of the Facility including the preparation of all reports and materials and complying with all procedures in obtaining and/or maintaining the Licenses, Certifications and Permits;

2.3 Maintenance of Qualifications. Assistance in qualifying the Facility to receive maximum benefits from State and Local welfare agencies;

2.4 Monthly Reports. Prepare monthly balance sheets and income and expense statements and shall furnish such statements to Owner within twenty (20) calendar days of the end of each calendar month during the term hereof.

2.5 Accounting Procedures. Adhere to the approved accounting methods, procedures and forms, furnishing to Owner monthly operating statements in accordance to state, federal and GAAP standards;

2.6 Standard of Healthcare. Monitor the quality of care by the Facility on a continuing basis and make every effort to maintain the highest level of care.

2.7 Prices. Recommend participating in or contracting for goods or services which can reduce expenses of the operation;

2.8 Vendors. Make available to the Facility such supply and equipment Purchase Contracts that are or may become available which could reduce expenses of the operation. Arrange contracts for electricity, gas, telephone and other utilities or services necessary to the operations;

2.9 Business Systems. Upon approval of Owner, develop, implement and supervise business office system, furnishing computer services for payroll preparation, record keeping and tax reporting;

2.10 Market Plan. Develop and implement a business plan based on existing and/or projected marketing needs of the Facility;

2.11 Staffing and Operating Systems. Monitor and Supervise staffing levels, materials handling, equipment utilization, scheduling systems and inventory controls throughout the Facility. Upon reasonable request by Owner, Manager shall provide a report on the effectiveness of such activities;

2.12 Insurance. Review the insurance needs of the Facility and make recommendations with respect thereto to Owner, Manager shall, through an agent approved by Owner in the name of and for the benefit of both Owner and Manager and at the expense of Manager, negotiate and contract for and keep in full force and effect, policies of insurance insuring Owner against the risks usually insured against by such Facilities Manager agrees to maintain the same types of coverages in place at substantially the same coverage levels and terms that currently are in effect on behalf of Facility and/or Owner. In the event a policy is due for renewal, Manager shall provide to Owner quotes to review for the policy renewal at least fifteen (15) days prior to the expiration of the current policy;

2.13 Compliance with Government Regulations. Comply with the requirements of all applicable statutes, ordinances, laws, rules, regulations or orders of any governmental or regulatory body with respect to the use or management of the Facility or the construction, maintenance or operation thereof as a certified and licensed long term care facility, rehab hospital or assisted living facility as applicable. Manager shall use its best efforts to avoid any citations or complaints against each Facility or Owner’s licenses by any governmental authority or by any patient with regard to patient care or the operation and maintenance of each Facility, and will promptly correct any situation leading to or causing any such citation or complaint. In addition to the foregoing and not to limit the duties contained within this section 2.14, Manager shall comply with all Medicare and/or Medicaid billing standards, fiscal intermediary billing requirements;

2.14 Payment of Expenses. Payment of all operating costs, including but not limited to, wages, salaries, benefits, cost of supplies, equipment, food, furniture, maintenance and repairs, expenses, real and personal property taxes, Facility lease or rental payments, fines and penalties and fees incurred or sustained in the operation of the Facility, and any accounts payable incurred after the Effective Date (hereinafter “Expenses”) shall be paid from the revenues generated by the operation of each Facility, or, should the revenues be insufficient to pay such Expenses, from working capital contributions made by Manager. Manager shall designate the depository to be used by Manager in connection with the operation of the Facility, and the method and manner in which checks shall be signed;

2.15. Patient Trust Fund Accounts. Manager shall maintain records and procedures to account for all patients’ funds deposited to an account for each Facility, which records and procedures shall conform with the requirements of all applicable laws, regulations and requirements.

2.16 Collection of Accounts. Manager shall supervise and direct the collection of all accounts due Owner with pre-Effective Date accounts receivable, shall return pre-Effective date collections to Owner immediately upon receipt and shall take all reasonable steps necessary to minimize the amount of bad debts.

2.17 Legal Actions. Manager shall, with approval of Owner, institute in the name and at the expense of Owner, any and all legal actions or proceedings necessary to collect charges, rent or other income due the Facility or to oust or to dispossess tenants or other persons unlawfully in possession under any Lease, License or Concession Agreement, and to exert its best efforts to collect damages for the breach thereof or default hereunder by the Tenant or Owner or Concessionaire;

2.18 Rates. From time to time, Manager will recommend to Owner, for approval, rate structures which take into account the financial obligations of the Facility and the level of rates at other comparable facilities nearby and the importance of providing quality health care;

2.19 Employees. As of the Effective Date, all persons employed in the operation of the Facilities including all corporate employees shall be “Employees” of Manager or Manager’s designee(s) and shall be carried on the payroll of Manager or Manager’s designee(s) and shall not be Employees of Owner.

(i) Manager shall hire no less than 80% of the over all employees who, as of the Effective Date, work at the Facilities and/or corporate office and have been employed on average for 20 hours or more per week and provide services solely to the Facilities or corporate office (including any such employees who are on medical disability, leaves of absence or received an occupational injury and who worked for the Facility or corporate office immediately prior to such disability, leave or injury). Such employees whose employment is continued shall be referred to as the “Retained Employees”. Any such continued employment of a Retained Employee by Manager shall be on terms which require said Retained Employee to perform comparable services, in a comparable position and at substantially the same base salary as such Retained Employee enjoyed with the Facility prior to the Effective Date. The employees who elect to accept employment with Manager shall hereinafter be referred to as the “Hired Employees”, and, as to each of the Hired Employees, Manager shall recognize each such Hired Employee’s original hire date and shall continue to employ each such Hired Employee for a period on no less than ninety (90) days following the Effective Date unless the employment is terminated in accordance with Manager’s personnel policies or as a result of such Hired Employee’s resignation.

(ii) Manager and Owner acknowledge and agree that the provisions of Section 2.20 are designed solely to ensure that Owner is not required to give notice to the employees of the Facility of the “closure” thereof under the Worker Adjustment and Retraining Notification Act (the “WARN act”) or under any applicable state law. Accordingly, Manager agrees to indemnify, defend and hold harmless Owner from any liability which it may incur under the WARN Act or under comparable state law in the event of a violation by Manager of its obligations under Section 2.20; provided, however, that nothing herein shall be construed as imposing any obligation on Manager to indemnify, defend or hold harmless Owner from any liability which it may incur under the WARN Act as a result of the acts or omissions of Owner prior to the Effective Date, including any liability which results from allegations that Manager constructively terminated the Facility Employees as a result of the terms and conditions of employment offered by Manager, including any liability which may result from the aggregation of the acts of Owner prior to the Effective Date and the acts of Manager after the Effective Date, it being understood and agreed that Manager shall only be liable for its own acts of omissions after the Effective date. Nothing in Section 2.20 shall, however, create any rights in favor of any person not a party hereto, including the employees of the Facility, or constitute an employment agreement or condition of employment for any employee of Owner or any affiliate of Owner who is a Retained Employee or a Hired Employee.

(iii)	Owner shall pay to each Facility or Corporate Employee, on that date which would have been the next regularly scheduled payroll date for such employee following the Effective Date, an amount equal to any and all accrued salary earned by such employee as of the Effective Date.

(iv)	As of the Effective Date, all active Facility Employees: (i) who participate as of the Effective Date in group health insurance coverage sponsored by Owner and (ii) who become Hired Employees and (iii) are qualified to participate in Manager’s group health insurance plan, shall be eligible for participation in a group health plan (as defined for purposes of Internal Revenue Code Section 4980B) which shall be established and maintained by Manager for the general benefit of its employees and their dependents, and all such Hired Employees shall, if permissible under the plan of Manager, be covered without a waiting period and without regard to any pre-existing condition unless (x) they are under a waiting period with Owner at the Effective Date, in which case they shall be required to complete their waiting period while under Manager’s group health plan or in accordance with the terms of Manager’s benefit plan, or (y) they were subject to a pre-existing condition exclusion while under Owner’s group-health plan, in which case they shall be subject to the same exclusion while in Manager’s group health plan or in accordance with the terms of Manager’s benefit plan, which exclusion shall, if applicable, be subject to the same time limitation while said employees are in Manager’s employ as was applicable thereto while said employees were in Owner’s employ, with the time limit calculated from the date the same commenced while said employees were in Owners’ employ. Owner and Manager acknowledge and agree that it is the intent of this provision that Owner shall not be required to provide continued health coverage under ERISA or Section 4980 of the Internal Revenue Code to any of the Hired Employees or to any qualified beneficiary (as defined for purposes of Section 4980B of the Internal Revenue Code) of any such Hired Employees.

(v)	With respect to the Employees, from and after the Effective Date, Manager and/or its designee(s) shall be fully responsible for compliance with state and federal laws pertaining to employment taxes, Worker’s Compensation and other employment-related statutes. The Employees shall not have any claim under this Agreement or otherwise against Owner for vacation pay, sick leave, retirement benefits, Social Security Benefits, Worker’s Compensation benefits, disability or unemployment insurance benefits, or other Employee benefits of any kind which arise from employment subsequent to the Effective Date of this Agreement. It is further understood and agreed that Owner and Manager intend that the legal relationship between Manager and its Employees, independent contractors and other affiliated personnel shall not cause any of them to become or be treated as an employee of Owner. Manager shall defend, indemnify and hold harmless Owner from any and all loss, cost, expense or liability, if any, arising with respect to any of the foregoing Employee benefits or withholding requirements relating to its employment of any such persons at or for each Facility relating to periods commencing on or after the Effective Date hereof.

(vi)	Subsequent to the Effective Date, each Hired Employee who is listed on Exhibit C and Manager terminates his/her employment within six (6) months after the Effective

Date shall receive from Manager within six (6) days of the termination date, an amount equal to three months of the terminated employee’s wages calculated using the employee’s wages as of the termination date, in addition to any wages and benefits accrued and owed,

2. 20 Limitations of Manager’s Authority. The provisions of this Agreement notwithstanding, Manager shall not undertake any of the following actions without first obtaining Owner’s consent, which consent shall not be unreasonably withheld, conditioned or delayed:

2.21 Incur any debt or make any major capital expenditure, on behalf and for the account of Owner other than those incurred in the ordinary course of business. Enter into any lease or other agreement with any third party regarding each Facility other than: (i) those in the ordinary course of business or which are cancelable on thirty (30) days notice by Manager;

2.22 Dispose of any assets located on or in each Facility or encumber the personal property or leasehold interest in each Facility, or otherwise suffer any mechanics or materialman lien on each Facility; or

2.23 Use any cash, assets, resources or proceeds from the operations of the Facilities for any purpose or benefit other than the payment of liabilities, payables or debt generated from the operations of the Facilities; or

2.24 Will not do or permit, to the extent of its control, any act or thing which might vitiate the insurance on or impair the value or usefulness of each Facility or any part thereof, or commit or permit, to the extent of its control, any act or omission in violation of any governmental or municipal law, regulation, rule or ordinance applicable to the Facility or its use as herein permitted, nor shall Manager cause or permit, to the extent of its control, any waste of each Facility or any part thereof.

SECTION THREE

FEES

3.1 Management Fee. Manager’s fee hereunder is an amount equal to the net income generated from the operations of each Facility on a monthly basis during the period from and including the Effective Date through the date on which the Agreement terminates. For purposes of this Agreement, “net income” shall be deemed to mean earnings after taxes. It is understood and agreed that said income shall include, but not be limited to, any and all accounts receivable generated from the operations of each Facility during the term of this Agreement. Should the Facility sustain a net loss during a particular month there shall be no management fee for such month and Manager shall be responsible for providing sufficient working capital to continue operations related to such loss.

3.2 Ownership of System. It is expressly understood and agreed that the systems, methods, procedures and controls employed by Manager in the performance of this Agreement are proprietary in nature and shall remain the property of Manager and shall at no time be utilized, distributed, copied, or otherwise employed or acquired by Owner, recognizing the unique services provided by the employees of Manager or any of its affiliated companies at any time during the term hereof, without prior written consent of Manager;

3.3 Inadvertent Non-Performance. Manager shall not be deemed to be in violation of this Agreement if it is prevented from performing any of its obligations hereunder for any reason beyond its control, including without limitation, acts of God, of the public enemy, elements, flood, or strikes.

SECTION FOUR

TERM

4.1 Term and Effective Date. The Term of this Agreement shall be for a period of one month commencing on the 1st day of August, 2003, (herein referred to as the “Effective Date”) and ending on the last day of the month. Notwithstanding, Owner retains the right to extend this Agreement for additional one month Terms at its sole discretion. The Agreement will be automatically extended for an additional one month Term for up to six months following the Effective Date unless Owner notifies Manager that it will not extend the Agreement.

4.2 Termination for Breach. In the event of a material breach of this Agreement by either party, the non-breaching party may cancel this Agreement by giving written notice of cancellation to the breaching party, setting forth the reasons therefore. Material Breach shall include but not be limited to the following: loss of Facility license or decertification of Medicare or Medicaid Provider Agreement. In the event such breach is not cured within ten (10) business days after delivery of said written notice of breach in accordance with Section 5.2 herein.

SECTION FIVE

MISCELLANEOUS

5.1 Legal Liability of Manager. Notwithstanding the statutory liability and responsibility of Owner, it is recognized that Manager under this Agreement shall actually be in day-to-day charge of the operation and maintenance of the Facilities and of patient care and of patient’s funds. In the event of any violation of any statute or regulation applicable to the operation or maintenance of each Facility, or to patient care, or the handling of patient funds occurs during the term of this Agreement when Manager has the responsibility under this Agreement to manage and operate each Facility, Manager shall pay all fines and penalties arising from such violation, and shall indemnify and hold Owner free and harmless from any liability thereon.

5.2 Notices. Any notice or other communication by either party to the other shall be in writing and shall be given and be deemed to have been given, if either delivered personally or mailed, postage prepaid, registered or certified mail addressed as follows:

TO OWNER:         Centers for Long Term Care, Inc.

                       7610 N. Stemmons Frwy., Suite 500

                      Dallas, Texas 75247

TO MANAGER:   Comprehensive Consulting, Inc.

                      2502 Gravel Drive

                      Fort Worth, Texas 76118

5.3 Owner’s Representations and Warranties:

(i) No representation or warranty to Manager is made with respect to any estimates, financial projections, or forecasts relating to Owner or operation of the Facilities that may have been delivered or mentioned to Manager including the reasonableness of the assumptions underlying such estimates, projections and forecasts. With respect to any such estimate, projection or forecast that may have been mentioned or delivered by or on behalf of Owner, Manager acknowledges that (i) there are uncertainties inherent in attempting to make such estimates, projections and forecasts, (ii) Manager is familiar with such uncertainties, (iii) Manager is taking full responsibility for making its own evaluation of the adequacy and accuracy of all such estimates, projections and forecasts so furnished to it, and (iv) Manager shall have no claim against Owner or any other person with respect thereto. Manager agrees that, in entering into this Agreement and all of the documents contemplated by this Agreement, it has conducted due diligence with respect to the financial condition of the Facilities, the Provider Agreements, the licenses, the Facility and/or corporate Employees and that Manager has not relied on any express or implied representation or warranty by Owner not expressly contained in this Agreement.

(ii) Owner represents and warrants to Manager as follows:

(a)	Organization and Standing of Owner. Owner is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Owner has the power and authority to conduct the business presently being conducted by Owner at the Facility.

(b)	Authority. Owner has the full corporate power and authority to make, execute, deliver and perform this Agreement including the schedules, exhibits, and the other instruments and documents required or contemplated hereby (“Owner’s Transaction Documents”). Such execution, delivery, performance and consummation have been duly authorized by all necessary action, corporate or otherwise, on the part of Owner and its directors.

5.4 Manager’s Representations and Warranties

Manager represents and warrants to Owner as follows:

(i) Organization and Standing of Manager. Manager is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Manager has the power and authority to own the property and assets now owned by it and to conduct the business presently being conducted by it.

(ii) Authority. Manager has the full corporate power and authority to make, execute, deliver and perform this Agreement including the schedules, exhibits, and other instruments and documents required or contemplated hereby (“Manager’s Transaction Documents,” collectively with the Owner’s Transaction Documents, (“Transaction Documents”).

(iii) Binding Effect. Manager’s Transaction Documents, when executed by Manager constitute the valid and binding obligations of Manager, enforceable against Manager in accordance with their respective terms.

5.5 Mutual Indemnification. Manager hereby indemnifies and agrees to defend and hold harmless, Owner, its members, managers, employees, shareholders, officers, directors and agents from and against all claims, demands, liabilities, suits, costs and expenses arising out of (i) a breach by Manager of its representations and obligations hereunder and (ii) any claim, suit, fines, penalties or demand occurring on or at the Facilities or in any manner growing out of or connected with the use or occupancy of the Facilities or the condition thereof, or the use of any adjoining sidewalks, streets or ways and for all other claims and obligations arising out of the operation of the Facilities on or after the Effective Date.

Owner hereby indemnifies and agrees to defend and to hold harmless, Manager, its members, managers, employees, shareholder, officers, directors and agents from and against all claims, demands, liabilities, suits, costs and expenses arising out of (i) a breach by Owner of its representations and obligations hereunder and (ii) any claim, suit, fines, penalties or demand occurring on or at the Facilities or in any manner growing out of or connected with the use or occupancy of the Facilities or the condition thereof, or the use of any adjoining sidewalks, streets or ways and for all other claims and obligations arising out of the operation of the Facilities on or before the Effective Date.

This section shall survive the termination of this Agreement.

5.6 Premises and Personal Property. During the term hereof, Owner hereby grants access and use of Owner’s leased Premises located at 7610 N. Stemmons Freeway, Suite 500, Dallas, Texas 75247 and to Owner’s Personal Property to Manager. Manager agrees to save, defend and hold Owner harmless from any claim or cause of action that may arise or be asserted against Owner due to Manager’s access and use of said Premises.

5.7 Modification and Changes. This Agreement cannot be changed or modified except by other agreement in writing, duly executed by both parties;

5.8 Assignment of Manager. Manager shall have the right to assign this Agreement to an affiliate or subsidiary company, with the consent of owner but such consent shall not be unreasonably withheld.

5.9 Manager as Independent Contractor. It is expressly agreed by both parties hereto that Manager is at all times hereunder acting and performing as an Independent Contractor and that no act, commission or omission of either party, its principal, agent, joint venturer or associate, except to the extent specified herein;

5.10 Construction. In the event one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect under applicable law, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be impaired thereby;

5.11 Headings. The headings contained herein are for reference only and are not intended to define, limit or describe the scope or intent of any provision of the Agreement;

5.12 Governing Law. This Agreement shall be deemed to have been made and shall be construed and interpreted in accordance with the laws of the State of Texas.

[Signatures on Following Page]

IN WITNESS WHEREOF the parties hereto have executed and delivered this Agreement as of the day and year first below written.

CENTERS FOR LONG TERM CARE, INC.

DATE:	By:
	Name: Title:	Alan Zampini President/CEO

COMPREHENSIVE CONSULTING, INC.

DATE:	By:
	Name: Title:	Jeff Head CFO

EXHIBIT “A”

“Nursing Facilities”

BMW Healthcare, Inc. d/b/a Briarwood Health Care Center	Centers for Long Term Care of Iowa, Inc. d/b/a CLC
7633 Bellfort	Jefferson
Houston, TX 77061	100 Ram Road
Jefferson, IA 50129

BMW Healthcare, Inc. d/b/a Golden Age Manor	Centers for Long Term Care of Iowa, Inc. d/b/a CLC
8810 Long Point	Norwalk
Houston, TX 77055	921 Sunset Drive
Norwalk, IA 50211

BMW Healthcare, Inc. Lexington Place Health Care Center	Centers for Long Term Care of Iowa, Inc. d/b/a CLC
1737 North Loop West	Polk City
Houston, TX 77008	1002 W. Washington Ave.
Polk City, IA 50226

BMW Healthcare, Inc. d/b/a Westridge Manor	Centers for Long Term Care of Iowa, Inc. d/b/a CLC
611 N.W. Stallings	University
Nacogdoches, TX 75964	233 University Ave.
Des Moines, IA 50314

Centers for Long Term Care of Richland Hills, Inc. d/b/a CLC Richland Hills	Centers for Long Term Care of Bonner Springs, Inc. d/b/a CLC Bonner Springs
7146 Baker Boulevard	520 E. Morse
Richland Hills, TX 76118	Bonner Springs, KS 66012

Centers for Long Term Care of Woodridge, Inc. d/b/a CLC Woodridge	Centers for Long Term Care of Olathe, Inc. d/b/a CLC Olathe
1500 Autumn Drive	400 S. Rogers Road
Grapevine, Texas 76051	Olathe, KS 66062

Centers for Long Term Care of Texas, Inc. d/b/a CLC Oak Park	Centers for Long Term Care of Salina, Inc. d/b/a CLC Salina
1900 Bagley Road	2936 Georgia Avenue
Rusk, TX 76118	Salina, KS 67401

Centers for Long Term Care of Iowa, Inc. d/b/a CLC Altoona	Centers for Long Term Care of Gardner, Inc. d/b/a Meadowbrook Rehabilitation Hospital
200 7th Avenue S.W.	427 W. Main Street
Altoona, IA 50009	Gardner, KS 66030

Centers for Long Term Care of Iowa, Inc. d/b/a CLC Carroll	Centers for Long Term Care of Tappahannock, Inc. d/b/a CLC Tappahannock
500 Valley Drive	1150 Marsh Street
Carroll, IA 51401	PO Box 1488
Tappahannock, VA 22560

Centers for Long Term Care of Iowa, Inc. d/b/a CLC Granger	Center for Long Term Care of Richmond, Inc. d/b/a CLC Westhampton
2001 Kennedy Street	1901 Libbie Ave.
Granger, IA 50109	Richmond, VA 23226

EXHIBIT “B”

“Lease Agreements”

1.	Lease dated January 1, 2002, by and between LTC Partners II, L.P., a Delaware limited partnership, as Lessor, and Centers for Long Term Care of Iowa, Inc., a Nevada corporation, as Lessee, for premises located at (i) 200 7th Avenue SW, Altoona, Iowa; (ii) 500 Valley Drive, Carroll, Iowa; (iii) 2001 Kennedy Street, Granger, Iowa; (iv) 100 Ram Road, Jefferson, Iowa; (v) 921 Sunset Drive, Norwalk, Iowa; and (vi) 1002 W. Washington, Polk City, Iowa.

2.	Lease dated January 1, 2002, by and between LTC Properties, Inc., a Maryland corporation, as Lessor, and Centers for Long Term Care of Iowa, Inc., a Nevada corporation, as Lessee, for premises located at 233 University Avenue, Des Moines, Iowa.

3.	Lease dated February 1, 2000, by and between University Associates, a California Limited Liability company, and LTC Healthcare of Bonner Springs, Inc. for premises located at 520 E. Morse, Bonner Springs, Kansas 66012.

4.	Lease dated January 1, 2002, by and between LTC-Gardner, Inc., a Delaware corporation, as Lessor, and Centers for Long Term Care of Gardner, Inc., a Nevada corporation, as Lessee, for premises located at 427 W. Main Street, Gardner, Kansas.

5.	Lease dated January 1, 2002, by and between LTC Properties, Inc., a Maryland corporation, as Lessor, and Centers for Long Term Care of Olathe, Inc., a Nevada corporation, as Lessee, for premises located at 400 S. Rogers Road, Olathe, Kansas.

6.	Lease dated January 1, 2002, by and between LTC Properties, Inc., a Maryland corporation, as Lessor, and Centers for Long Term Care of Salina, Inc., a Nevada corporation, as Lessee, for premises located at 2936 Georgia Avenue, Salina, Kansas.

7.	Lease dated January 1, 2002, by and between LTC Partners VII, L.P., a Delaware limited partnership, as Lessor, and BMW Healthcare, Inc., a Texas corporation, as Lessee, for premises located at 7633 Bell Fort, Houston, Texas.

8.	Lease dated January 1, 2002, by and between LTC Partners V, L.P., a Delaware limited partnership, as Lessor, and BMW Healthcare, Inc., a Texas corporation, as Lessee, for premises located at 8810 Long Point, Houston, Texas.

9.	Lease dated January 1, 2002, by and between LTC Partners VII, L.P., a Delaware limited partnership, as Lessor, and BMW Healthcare, Inc., a Texas corporation, as Lessee, for premises located at 1737 North Loop West, Houston, Texas.

10.	Lease dated January 1, 2002, by and between Texas-LTC Limited Partnership, a Texas limited partnership, as Lessor, and BMW Healthcare, Inc., a Texas corporation, as Lessee, for premises located at 611 NW Stallings, Nacogdoches, Texas.

11.	Lease dated January 1, 2002, by and between Texas-LTC Limited Partnership, a Texas limited partnership, as Lessor, and Centers for Long Term Care of Texas, Inc., a Nevada corporation, as Lessee, for premises located at 1900 Bagley Road, Rusk, Texas.

12.	Lease dated January 1, 2002, by and between LTC Partners IX, L.P., a Delaware limited partnership, as Lessor, and Centers for Long Term Care of Richland Hills, Inc., a Nevada corporation, as Lessee, for premises located at 7146 Baker Boulevard, Richland Hills, Texas.

13.	Lease dated January 1, 2002, by and between Texas-LTC Limited Partnership, a Texas limited partnership, as Lessor, and Centers for Long Term Care of Woodridge, Inc., a Nevada corporation, as Lessee, for premises located at 1500 Autumn Drive, Grapevine, Texas.

14.	Lease dated January 1, 2002, by and between LTC Properties, Inc., a Maryland corporation, as Lessor, and Centers for Long Term Care of Tappahannock, Inc., a Nevada corporation, as Lessee, for premises located at 1150 Marsh Street, Tappahannock, Virginia.

15.	Lease dated January 1, 2002, by and between LTC Properties, Inc., a Maryland corporation, as Lessor, and Centers for Long Term Care of Richmond, Inc., a Nevada corporation, as Lessee, for premises located at 1901 Libbie Avenue, Richmond, Virginia.

EXHIBIT “C”

“Hired Employees / Retention”

1.	Peggy Barrier

2.	Pam Govender

3.	Andy Smith

4.	Barbara Fetzer

5.	Bob Jutson

6.	Monica Gooding

7.	Sheila Yukon

8.	Christina Rodriquez

9.	Sylvia Tovar

10.	Ryan Hering

11.	Delana Gobeli

12.	Grace Lerma

13.	Angela Brandon

14.	Steve Schellenger